Exhibit 99.1

CTI Acquires Exclusive Worldwide License to Tosedostat, a Selective Oral Anti-Cancer Therapy

- Tosedostat Currently in Phase 2 Development for Patients with AML and MDS -

- Acquisition Eliminates Potential $209 Million in Future Developmental and Sales Milestone
Payments by CTI Under Prior Agreement with Chroma -

SEATTLE, Wash., October 27, 2014-CTI BioPharma Corp. (CTI) (NASDAQ and MTA: CTIC) today announced that it has acquired worldwide rights to tosedostat through concurrent transactions with Vernalis R&D Limited (Vernalis), the originator of tosedostat, and Chroma Therapeutics Ltd. (Chroma), through which CTI previously held a sublicense with respect to tosedostat in North, Central and South America. Tosedostat is a first-in-class selective inhibitor of aminopeptidases, which are required by tumor cells to provide amino acids necessary for growth and tumor cell survival. Tosedostat is currently being evaluated in multiple Phase 2 clinical trials for the treatment of patients with Acute Myeloid Leukemia (AML) or high-risk Myelodysplastic Syndrome (MDS), which are intended to inform the design for a Phase 3 registration study to support potential regulatory approval.

“Our portfolio strategy is to acquire novel best-in-class agents that, either as monotherapy or in combination with other therapies, can have a profound effect in the treatment of patients with blood related cancers,” said James A. Bianco, M.D., President and CEO of CTI. “We are committed to building our blood-related cancer franchise. We feel there is strong interest in this oral, once-daily drug candidate, which we believe is attributable to the positive clinical results to date, and we are pleased to have exclusive worldwide rights to develop tosedostat for patients in areas where there remains an unmet medical need. Over the next year, CTI and its advisors intend to develop a registration path for tosedostat in the US and Europe. In the event of positive clinical data and productive regulatory discussions, we would intend to start a pivotal program commencing in 2016.”

Under the terms of an asset purchase agreement with Chroma, CTI acquired all of Chroma’s right, title and interest in tosedostat and certain related assets in exchange for issuing to Chroma $21.3 million in shares of CTI’s preferred stock convertible into 9 million shares of CTI common stock, 12 percent of which has been placed in escrow pending expiry of Chroma’s indemnification obligations. Chroma and CTI also terminated their prior license agreement relating to tosedostat, thereby eliminating potential future developmental and sales milestone payments by CTI of up $209 million thereunder. Concurrently, CTI entered into a license agreement with Vernalis for the exclusive worldwide right to use certain patents and other intellectual property rights to develop, market and commercialize tosedostat and certain other analogues. Under the Vernalis license agreement, CTI agreed to make tiered royalty payments of no more than a high single-digit percentage, on a country-by-country basis, for the longer of ten years following commercial launch or the expiration of relevant patents.

Additional Information

CTI will be filing a Current Report Form 8-K with the U.S. Securities and Exchange Commission (SEC) with further information on the transaction.

An aggregate of 9,000 shares of CTI’s convertible preferred stock (Series 20 Preferred Stock) were issued as consideration in the transaction with Chroma, 1,080 shares of which have been placed in escrow pending expiry of Chroma’s indemnification obligations. Each share of Series 20 Preferred Stock, no par value per share, has a stated value of $2,370 per share and is convertible, subject to certain conditions, at the option of the holder at any time prior to the automatic conversion that will take place following the occurrence of certain circumstances. The Series 20 Preferred Stock is convertible into a total of 9 million shares of common stock at a conversion price of $2.37 per share of common stock. Shares of the Series 20 Preferred Stock will receive dividends in the same amount as any dividends declared and paid on shares of common stock, but are entitled to a liquidation preference over the common stock in certain liquidation events. The Series 20 Preferred Stock has no voting rights on general corporate matters.

The shares of Series 20 Preferred Stock (and the underlying shares of common stock) are subject to a lock-up agreement that calls for the shares to be eligible for sale or transfer on the following timeline: 44 percent of such shares after the date on which the SEC declares effective a resale registration statement that CTI has agreed to file to register the common stock underlying the Series 20 Preferred Stock; an additional 44 percent of such shares on the earlier of (i) 30 days after the date of effectiveness of such resale registration statement and (ii) December 31, 2014; and the remaining 12 percent of such shares nine months following October 24, 2014.

About Tosedostat

Tosedostat is an oral aminopeptidase inhibitor that has demonstrated anti-tumor responses in blood-related cancers and solid tumors in Phase 1–2 clinical trials. Presently, an ongoing Phase 2/3 trial is being conducted by the National Cancer Research Institute Haematological Oncology Study Group under the sponsorship of Cardiff University. In this Phase 2/3 trial, referred to as the AML Less Intensive (LI-1) trial, patients will be randomized to standard treatment, low dose cytarabine, versus one of five novel investigational treatments, one of which is tosedostat, each in combination with low dose cytarabine. The trial will utilize a “Pick a Winner” trial design.1 Overall survival will serve as the primary endpoint of this trial.

About Acute Myeloid Leukemia

Approximately 18,860 new cases of AML are expected to be diagnosed in the United States in 2014.2 As of January 2008 an estimated 30,993 people were living with (or were in remission from) AML.3 While AML may occur at any age, adults at least 60 years of age are more likely to develop the disease than younger people.3 AML is a cancer characterized by the rapid growth of abnormal white blood cells that accumulate in the bone marrow and interfere with the production of normal blood cells. AML may develop from the progression of other diseases, such as MDS, a blood cancer that also affects the bone marrow leading to a decrease in circulating red blood cells. AML is the most common acute leukemia affecting adults, and its incidence increases with age.3 The symptoms of AML are caused by the replacement of normal bone marrow with leukemic cells, which causes a drop in red blood cells, platelets and normal white blood cells, leading to infections and bleeding. AML progresses rapidly and is typically fatal within weeks or months if left untreated. Although a substantial proportion of younger individuals who develop AML can be cured, AML in the elderly typically responds poorly to standard therapy with few complete remissions.

About CTI BioPharma

CTI BioPharma Corp. (NASDAQ and MTA: CTIC) is a biopharmaceutical company focused on the acquisition, development and commercialization of novel targeted therapies covering a spectrum of blood-related cancers that offer a unique benefit to patients and healthcare providers. CTI has a commercial presence in Europe and a late-stage development pipeline, including pacritinib, CTI’s lead product candidate that is currently being studied in a Phase 3 program for the treatment of patients with myelofibrosis. CTI is headquartered in Seattle, Washington, with offices in London and Milan under the name CTI Life Sciences Limited. For additional information and to sign up for email alerts and get RSS feeds, please visit www.ctibiopharma.com.

Forward-Looking Statements

This press release includes “forward-looking” statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results and the trading price of CTI’s securities. Such statements include, but are not limited to, statements regarding CTI’s expectations with respect to the development of CTI and its product and product candidate portfolio, the potential royalty payments or other obligations under the asset purchase agreement with Chroma or the license agreement with Vernalis, the expected benefits of having acquired additional rights to tosedostat, the expected progress of Phase 2 clinical trials for tosedostat and the potential for a Phase 3 registration study of tosedostat, the expected efficacy and potential benefits of tosedostat and the expected attributes of the AML Less Intensive (LI-1) trial. Risks that contribute to the uncertain nature of the forward-looking statements include, among others, risks associated with the biopharmaceutical industry in general and with CTI and its product and product candidate portfolio in particular including, among others, risks associated with the following: that CTI cannot predict or guarantee the pace or geography of enrollment of its clinical trials, that CTI cannot predict or guarantee the timely commencement or outcome of expected preclinical and clinical studies, that the AML Less Intensive (LI-1) trial will not proceed as planned, that CTI may not obtain favorable determinations by other regulatory, patent and administrative governmental authorities or will not be in a position to submit regulatory submissions as or when projected, risks related to the cost of developing tosedostat and CTI’s other product candidates, and other risks, including, without limitation, competitive factors and technological developments as well as other risks listed or described from time to time in CTI’s most recent filings with the SEC on Forms 10-K, 10-Q and 8-K.  Except as required by law, CTI does not intend to update any of the statements in this press release upon future developments.

References:

1. Hills RK, Burnett AK. Applicability of a “Pick a Winner” trial design to acute myeloid leukemia.  Blood. Sept 2011. Vol 118:2389-2394.

2. American Cancer Society, Cancer Facts & Figures 2014. Available at http://tinyurl.com/m3nxmhl. Accessed October 2014.

3. The Leukemia and Lymphoma Society, Acute Myeloid Leukemia, Rev. 2011. http://tinyurl.com/d72ycja. Accessed October 2014.

Source: CTI BioPharma Corp.

# # #

Contacts:

Monique Greer

+1 206-272-4343

mgreer@ctibiopharma.com

Ed Bell

+1 206-282-7100

ebell@ctibiopharma.com

In Europe:

CTI Life Sciences Limited, Milan Branch

Laura Villa

+39 02 94751572

lvilla@cti-lifesciences.com